





Supplemental Information

1Q 2016 Investor Tele-Conference

5/12/16 - 5:00 PM ET

www.getcosi.com • 857-415-5000

Cosi® Inc, 294 Washington St, STE 510, Boston, MA 02108

MN REG #F-4798

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Matters discussed in this presentation that elate to events or developments which are expected to occur in the future, including any discussion, expressed or implied, of anticipated growth, new store openings, operating results or earnings, constitute forward-looking statements under the federal securities laws and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to:

- the cost of our principal food products and supply and delivery shortages and interruptions;
- labor shortages or increased labor costs;
- changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites;
- our operation and execution in new and existing markets;
- expansion into new markets, including foreign markets;
- our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis;
- our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms;
- the rate of our internal growth and our ability to generate increased revenue from our existing restaurants;
- our ability to generate positive cash flow from existing and new restaurants;
- fluctuations in our quarterly results due to seasonality;
- increased government regulation and our ability to secure required government approvals and permits;
- our ability to create customer awareness of our restaurants in new markets;
- the reliability of our customer and market studies;
- cost effective and timely planning, design and build out of restaurants;
- our ability to recruit, train and retain qualified corporate and restaurant personnel and management;
- market saturation due to new restaurant openings;
- inadequate protection of our intellectual property;
- our ability to obtain additional capital and financing;
- adverse weather conditions which impact customer traffic at our restaurants; and
- adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.
Additional information is available on the Cosi, Inc. website at www.getcosi.com.

NON-GAAP FINANCIAL MEASURES

This presentation contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. For additional information about our non-GAAP financial measures, see our earnings releases and filings with the Securities and Exchange Commission.

Copies of this deck will be available on the Così Website at:
www.ir.getcosi.com





Opening Comments

We have made significant progress across all operating priorities:

- We continue to build upon the positive inflection point we achieved in the 4Q 2015, and are on track to achieve positive adjusted EBITDA* between the 2Q-3Q fiscal 2016
- In spite of the typical seasonality low-point in the 1Q, we have increased our restaurant cash flows by $1.5 million and have reduced our cash burn by $5.2 million this quarter vs. the same quarter last year
- We continue to see improved traffic and sales trends in the markets where the Hearthstone model has matured, even as the fast-casual segment faces sales pressures
- We are building a pipeline of new franchise relationships, and continue to make progress on several large-scale transactions
- We have improved the level of leadership and accountability of our team, and continue to build a culture of results orientation and ownership

Adjusted EBITDA = Restaurant EBITDA + Franchise Revenues – G&A excluding non-cash and debt service

Source: Company internal projections







On-Track With YTD Sales Growth Targets

- **Our performance is consistent with our conservative comp sales target range of 1.0%-2.0%* for the quarter and on a year-to-date basis, and has outperformed the fast-casual segment this quarter**
- **Continued operations execution improvements, targeted loyalty-program promotions, and selected digital marketing support are improving frequency**



Fiscal 2016 Comparable Sales %* vs. Fast-Casual Segment
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
0.3%
-3.3%
6.6%
2.5%
-1.1%
-2.6%
2.2%
-1.3%
-1.0%
-0.8%
1.4%
P1 16
P2 16
P3 16
1Q
P4 16
YTD
Cosi-Including Boston Restaurants
Knapp Track Fast-Casual Segment**

* Comp store % results for all units open for more than 15 consecutive months, including acquired Hearthstone restaurants

** Knapp-Track 2016 P4 YTD index is not available in the source documentation

COSI

Source: Company public filings and *KNAPP-TRACK™ monthly sales tracking service for comparable restaurants.







Disciplined Traffic & Sales Building Strategy

- **Building upon inflection point we realized in the 4Q 2015, we continued deploying operational and marketing initiatives strategically by market in phased stages, based on market share of total restaurant portfolio sales**

- **As a result, we have been able to turn around the sales growth in our largest markets as we continue to build stability market by market**



Comp Sales %* Distribution by Market
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1.4%
2.3%
2.4%
3.2%
4.4%
5.3%
14 Markets 100% Weight
10 Markets 90% Weight
8 Markets 80% Weight
5 Markets 70% Weight
4 Markets 60% Weight
3 Markets 50% Weight
YTD 2016 Comp %

* Projected comparable store sales growth rate for all units open for more than 15 consecutive months, including acquired Boston restaurants

Source: Company public filings and internal management reporting systems







A Methodical Sales Building Focus

- The cornerstone of our strategy remains the quality of our operations
- We have, and will continue to drive intent to return via targeted marketing outreach
- We are layering initiatives that increase the capacity of our operators and make our guest's experience less cumbersome and faster
- Our commitment to profitable sales growth is facilitated by the operations profit-sharing plan, which rewards extraordinary sales growth when coupled with our target flow-through of 45% or higher


Operations Execution, Capacity, and Efficiency Improvements
Targeted Marketing Outreach
Ease-of-Use Staged Testing and Rollout
Broad Marketing Outreach







On-Track With Cash Management Targets

- The 1Q is the lowest point of the sales seasonality every year. However, that did not handicap our ability to reduce the quarterly cash burn rate and meet our target of ($2.0) million for the quarter.

- Our quarterly cash burn rate has decreased by $5.2 million this quarter vs. the same quarter last year, by $3.8 million since the 3Q 2015, and another $0.9 million over the last 3 months



Net Cash: Fiscal 2015 1Q - 2016 2Q Projected Range
$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$(10.0)
$13.9
$10.2
$8.1
$5.2
$3.2
Range $2.0-$2.5
$(7.2)
$(3.7)
$(5.8)
$(2.9)
$(2.0)
Range $(0.7)-$(1.2)
15 1Q
15 2Q*
15 3Q
15 4Q
16 1Q
16 2Q Projected Range
Total Net Cash
Ending Cash Balance
Power (Ending Cash Balance)

* 15 2Q has been adjusted to exclude the impact of $3.7 million in capital raise in order to illustrate the true cash burn for the quarter

Source: Company public filings and management reporting systems







Operating Margins Continue to Improve

- **In spite of the impact of seasonality, restaurant cash flows of $0.1 million this quarter improved by $1.5 million vs. the same quarter last year. Normalized to exclude the acquired Hearthstone units in April 2015, the year over year improvement for the quarter was $1.1 million**

	U.S. Dollars in Thousands [1]						
	13 Weeks Ended March 28, 2016			13 Weeks Ended March 30, 2015			Margin Change [1]
Restaurant Net Sales	$	21,221	100.0%	$	17,207	100.0%	---
Comp Sales % [2]		1.5%			4.4%		
Cost of Food and Beverage	$	5,655	26.6%	$	4,844	28.2%	160 Basis Points Decrease
Gross Profit	$	15,566	73.4%	$	12,363	71.8%	160 Basis Points Increase
Labor and Related Benefits	$	8,004	37.7%	$	7,097	41.2%	350 Basis Points Decrease
Other Operating Expenses	$	2,735	12.9%	$	2,636	15.3%	240 Basis Points Decrease
Controllable Contribution	$	4,827	22.7%	$	2,630	15.3%	740 Basis Points Increase
Occupancy Costs	$	4,752	22.4%	$	4,001	23.3%	90 Basis Points Decrease
Restaurant Cash Flow	$	75	0.4%	$	(1,371)	-8.0%	840 Basis Points Increase

[1] Due to rounding, some percentages might not foot.
[2] As reported in public filings

COSI

Source: Company public filings

Cash Flows Are Improving Across All Quartiles








Restaurant Cash Flow Improvement by Quartile
1Q 16 vs 1Q 15
(as a % of sales)
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2.6%
7.2%
6.0%
9.8%
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile

Source: Company Management Reporting System

Improvement is Accelerating in all Quartiles








Restaurant Cash Flow Improvement by Quartile
Quarterly Trend
(as a % of sales)
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-5.7%
-0.4%
2.6%
-5.2%
0.8%
4.6%
3.0%
-2.7%
1.0%
6.2%
4.9%
5.1%
2.6%
7.2%
6.0%
9.8%
Q2 15
Q3 15
Q4 15
Q1 16
1st Quartile
2nd Quartile
3rd Quartile
4th Quartile

Source: Company Management Reporting System

We Continue to Exit Units as Necessary








Underperforming Unit Closing Progress
6
5
4
3
2
1
0
3
2
4
5
P1-P3 Closings
P4-P6 Closings
P7-P12 Projected Closings
Turned Around

Initial Guidance: 14 units

Revised Guidance: 9 units

Source: Company Management Projections







G&A Costs are On-Track With Our Target

- We planned for G&A costs, adjusted for non-cash expenses and debt service, to be $7.8 million for the year, or $3.1 million lower than fiscal 2015
- Adjusted G&A costs for the 1Q 2016 are approximately $2.0 million
- Our quarterly targets are not linear in nature, and we are on-track with our projections for the year

Source: Company Management Reporting System







Evolving to a Franchise-Centric Model to Fuel Growth

Our long-term growth strategy is based on the transformation of our operating model to be franchise-centric. Consistent with that strategy, we have identified 3 primary growth channels:

Existing Franchised Markets

- **There are 12 existing franchisees domestically and internationally**
- **4 are growing domestically**
- **1 is growing internationally**

New Franchised Markets

- **We are building a pipeline of new franchisees in new markets, both domestically and internationally**

Re-Franchise of select Company-owned markets

- **We are working on selected re-franchising opportunities of existing markets with prospective new franchisees**







Q&A Session

Looking Ahead & Closing Comments








Drive Traffic
Strengthen People & Culture
2016
Build a Stable Foundation
Grow Franchise System
Generate Cash
2017
Drive Strategic Innovation & Growth







Appendix







Appendix 1: Restaurant Portfolio Quartiles

2015 2Q - 2016 1Q Financial Performance by Quartile vs 2014 2Q - 2015 1Q

		Hearthstone	1st Quartile	2nd Quartile	3rd Quartile	4th Quartile
Fiscal 2015 2Q	AUV	$1,646	$1,531	$1,133	$1,004	$1,201
	AUV vs 2014 2Q	n/a	**($52)**	**$24**	**$48**	**($34)**
	Unit Cash Flow %	13.6%	9.0%	2.7%	-3.4%	-14.2%
	Unit Cash Flow % vs 2014 2Q	n/a	**-5.7%**	**-0.4%**	**2.6%**	**-5.2%**
Fiscal 2015 3Q	AUV	$1,648	$1,488	$1,078	$947	$1,126
	AUV vs 2014 3Q	n/a	**($37)**	**($17)**	**($3)**	**($102)**
	Unit Cash Flow %	12.9%	11.2%	3.0%	-5.6%	-14.2%
	Unit Cash Flow % vs 2014 3Q	n/a	**0.8%**	**4.6%**	**3.0%**	**-2.7%**
Fiscal 2015 4Q	AUV	$1,634	$1,491	$1,094	$926	$1,197
	AUV vs 2014 4Q	n/a	**($61)**	**($0)**	**($8)**	**$9**
	Unit Cash Flow %	11.0%	8.4%	1.8%	-5.4%	-10.9%
	Unit Cash Flow % vs 2014 4Q	n/a	**1.0%**	**6.2%**	**4.9%**	**5.1%**
Fiscal 2016 1Q	AUV	$1,549	$1,389	$1,007	$855	$1,050
	AUV vs 2015 1Q	n/a	**($9)**	**$23**	**($36)**	**$31**
	Unit Cash Flow %	10.9%	7.3%	0.8%	-6.0%	-11.2%
	Unit Cash Flow % vs 2015 1Q	n/a	**2.6%**	**7.2%**	**6.0%**	**9.8%**

Source: Company Management Reporting System

Appendix 2: Fiscal 1Q 2016 Non-GAAP Reconciliation







	13 Weeks Ended March 28, 2016		13 Weeks Ended March 30, 2015	
Restaurant Net Sales	**$**	**21,221**	**$**	**17,207**
Cost of Food and Beverage	$	5,655	$	4,844
Labor and Related Benefits	$	8,004	$	7,097
Occupancy and Other Operating Expenses	$	7,487	$	6,637
Restaurant Cash Flow	**$**	**75**	**$**	**(1,371)**
Franchise Fees and Royalties	$	460	$	701
General and Administrative Expenses	$	2,290	$	2,617
Depreciation and Amortization	$	984	$	580
Restaurant Pre-Opening Expense	$	-	$	-
Provision for Losses On Asset Impairments and Disposals	$	43	$	-
Lease Termination Expense and Closed Store Costs	$	283	$	12
Loss on Sale of Assets	$	197	$	18
Operating Loss	**$**	**(3,262)**	**$**	**(3,897)**
Interest Expense	$	(169)	$	(256)
Debt Issuance and Debt Discount Amortization	$	(165)	$	(165)
Other Income, net	$	139	$	3
Net Loss Before Taxes	**$**	**(3,457)**	**$**	**(4,315)**
Provision For Income Tax Expense	$	(85)	$	-
Net Loss and Comprehensive Loss	**$**	**(3,542)**	**$**	**(4,315)**
EPS	**$**	**(0.08)**	**$**	**(0.12)**

Source: Company Management Reporting System and public filings